Securities and Exchange Commission
December 7, 1999
Page 1

                                                                    Exhibit 5.1
                        Esanu Katsky Korins & Siger, LLP
                                605 Third Avenue
                            New York, New York 10158
                            Telephone: (212) 953-6000
                               Fax: (212) 953-6899

                                December 28, 1999


Securities and Exchange Commission                                    13146-002
450 Fifth Street, NW
Washington, D.C. 20549

               Re:    Netsmart Technologies, Inc.; File No. 333-91907

Ladies and Gentlemen:

        We refer to the registration statement on Form S-3, File. No. 333-91907 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), filed by Netsmart Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission. Terms defined in the Registration Statement and not otherwise defined in this opinion shall have the same meanings in this opinion as in the Registration Statement.

        We have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

        Based on our examination mentioned above, we are of the opinion that the shares of common stock registered pursuant to the Registration Statement have been duly authorized and when issued upon exercise of the warrants as described in the Registration Statement, will be duly issued, fully paid and non-assessable.

        Please note that Asher S. Levitsky, who is of counsel to this firm, and the Asher S. Levitsky P.C. Defined Benefit Plan, of which Mr. Levitsky is the trustee and beneficiary, are stockholders of the Company.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                            Very truly yours,


                                            ESANU KATSKY KORINS & SIGER, LLP